UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2015

MODSYS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

ISRAEL	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Suite 4616, Seattle WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 13, 2015, ModSys International Ltd. (the “Company”) was notified by the Nasdaq Stock Market that it is not in compliance with Nasdaq Listing Rule 5450(b)(1)(C) requiring the Company to maintain a minimum $5,000,000 of Market Value of Publicly Held Shares (“MVPHS”), which consists of shares not held directly or indirectly by an officer, director or any person who is the beneficial owner of more than 10 percent of the total shares outstanding. Pursuant to Nasdaq Listing Rules, the Company has 180 calendar days, or until January 11, 2016, to regain compliance with Nasdaq Listing Rule 5450(b)(1)(C). To regain compliance, the Company’s MVPHS must close at $5,000,000 or more for a minimum of 10 consecutive business days.

No guarantee exists that the Company will be able to regain compliance with this listing rule. The Company may elect to apply to transfer its securities to the Nasdaq Capital Market, which has a reduced MVPHS requirement, if it satisfies the requirements for continued inclusion in that market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODSYS INTERNATIONAL LTD
(Registrant)

Date	July 17, 2015	By:	/s/ Rick Rinaldo
Rick Rinaldo Chief Financial Officer